FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES

SIXTH NEW JERSEY FACILITY FOR $5.2 MILLION

SSTI's New Jersey Portfolio Totals Approximately 4,670 Units

     Toms River, N.J. - August 29, 2013 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT investing in self storage - has purchased an approximately 45,630 square foot, 490-unit self-storage facility located at 1864 Route 9 (Lakewood Rd) in Toms River, N.J. for a purchase price of $5.2 million. This property will be re-branded under the SmartStop® Self Storage trade name.

     This is SSTI's second self-storage facility in Toms River. SSTI's other Toms River facility is located seven miles away at 3200 Route 37 East.

     Developed in 2007, the two-story self-storage facility offers drive-up units, surveillance cameras, climate-controlled units, keypad entry and a retail office for onsite management.

     "This recently developed property is the perfect addition to our growing New Jersey portfolio and offers additional upside potential," said H. Michael Schwartz, chairman and CEO of SSTI.

     The Toms River property is located within the city of Toms River, N.J. in Ocean County near the Jersey Shore communities of Pelican Island, Dover Beaches, Seaside Heights and Seaside Park. Toms River is located approximately 30 miles east of Trenton, N.J. and approximately halfway between New York City (50 miles to the north) and Atlantic City (40 miles to the south).

     SSTI currently owns five other self-storage facilities in New Jersey:

  3200 Route 37 E. in Toms River (625 units)
  112 State Route 23 in Riverdale (805 units)
  112 SR-23 in Riverdale (805 units)
  69 Mallory Avenue in Jersey City (1,095 units)
  3600 Quakerbridge Rd. in Trenton (665 units)

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage non-traded REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company's portfolio of wholly-owned properties has expanded to include 112 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 71,000 self-storage units and 9.4 million rentable square feet of storage space. For more information about SSTI, please call 949-469-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

Media Contacts:

Vanessa Showalter
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Anton Communications
949-748-0542
vshowalter@antonpr.com
www.antonpr.com

Genevieve Anton
Principal
Anton Communications
714-544-6503
ganton@antonpr.com
www.antonpr.com